Exhibit 32.1

Certification pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of Non-Invasive Monitoring Systems, Inc. (the “Company”) for the period ended January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marvin A. Sackner, M.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 6, 2005

/s/ Marvin A. Sackner
Marvin A. Sackner,
Chief Executive Officer